                                                                     EXHIBIT 4.4

THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH WARRANTS AND SHARES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                              SI TECHNOLOGIES, INC.

                                     WARRANT


                              DATED: April 17, 1998

                                 ---------------


Holder:           The Boston Group, L.P.

Number of Warrants:        79,968


                                 ---------------


         THIS CERTIFIES THAT Holder is the owner of the number of Warrants set forth above of SI Technologies, Inc., a Delaware corporation (hereinafter called the "Company"). Each Warrant entitles the registered holder (the "Holder") to purchase one share of Common Stock of the Company ("Common Stock"). This Warrant is issued pursuant to Section 1.8.2 of the Dealer Manager Agreement dated as of March 23, 1998 between the Company and the Holder.

         1. Warrant to Purchase Common Stock. Each Warrant evidenced by this Certificate shall constitute a Warrant to purchase one share of Company Common Stock at an exercise price of $5.50 per share, subject to adjustment as set forth herein.

         2. Certain Definitions. As used in this Warrant, the following terms shall have the following respective meanings:

         "Act" means the Securities Act of 1933, as amended, or any similar federal statute enacted hereafter, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

         "Affiliate" of any person means any person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For purposes of this definition, "control," when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.



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         "Common Stock" means the common stock, par value $0.01 per share, of the Company, and any other capital stock of the Company into which such common stock may be converted or reclassified or that may be issued in respect of, in exchange for or in substitution for, such common stock by reason of reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

         "Company" means SI Technologies Inc., a Delaware corporation.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Holder" or "Holders" means each registered holder of this Warrant and each holder of Common Stock issued pursuant to this Warrant; provided, however, that any person who acquires any of the Warrant Shares in a distribution pursuant to a registration statement filed by the Company under the Act shall not be deemed a Holder.

         "NASDAQ" means the Nasdaq Market.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Purchase Price" means $5.50 per share, subject to adjustment as set forth in this Warrant.

         "Register," "Registered" and "Registration" refer to a registration effective by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of effectiveness of such registration statement by the SEC.

         "SEC" means the Securities and Exchange Commission.

         "Transfer Agent" means Continental Stock Transfer & Trust Company, or any duly appointed successor transfer agent for the Common Stock.

         "Warrant Shares" means the shares of Common Stock issuable or issued upon the exercise of this Warrant.

         3. Right to Exercise Warrants. The rights represented by this Warrant are exercisable for five years from the date hereof.

         4. Exercise of Warrants. (a) Subject to Paragraph 3 and the other provisions of this Warrant, the rights represented by this Warrant may be exercised by (i) surrender of this Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as the Company may designate by notice in writing to Holder at the address of Holder appearing on the books of the Company); (ii) payment to the Company of the Purchase Price for the number of shares specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; or conversion of this Warrant as provided in Paragraph 4(b) hereof and (iii) delivery to the Company of a statement by Holder (in a form acceptable to the Company and its counsel) that such shares are being acquired by Holder for investment and not with a view to their distribution or resale except a sale pursuant to a registration statement ("Registration Statement"). This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date the Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Paragraph 4, and the person or persons in whose name or names the certificates for Warrant Shares shall



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be issuable upon such exercise shall become the holder or holders of record of such Warrant Shares at that time and date. The certificates for the Warrant Shares so purchased shall be delivered to Holder within a reasonable time, not exceeding three (3) business days, after the rights represented by this Warrant shall have been so exercised. If the Warrant is exercised prior to the effective date of a registration statement to be filed by the Company under the terms of the Registration Rights Agreement (as defined below), the Warrant Shares shall bear a legend substantially similar to the following restrictive legend:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         If fewer than all of the Warrants represented by this Warrant are exercised, this Warrant shall be surrendered and, subject to the provisions as provided herein, a new Warrant of the same tenor and for the number of Warrants that were not exercised shall be signed by the Company and delivered by the Company to the person or persons entitled to receive the same.

         No service charge shall be required of a Holder for any registration of transfer or exchange of this Warrant. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of this Warrant.

         (b) At the option of the Holder, to the extent the Holder could otherwise exercise this Warrant, the Holder shall have the right to convert this Warrant, in whole or in part, at any time and from time to time prior to the expiration of this Warrant, by surrender of this Warrant and the above-mentioned purchase form in accordance with the same procedures contemplated for exercise of this Warrant, into Warrant Shares as provided in this Paragraph 4(b) (a "Net Exercise"). Upon exercise of this conversion right (and without payment by the Holder of the Purchase Price), Holder shall be entitled to receive that number of Warrant Shares computed using the following formula:

                                   X = Y (A-B)
                                       -------
                                          A

         Where:            X  =     The number of Warrant Shares to be issued to
                                    Holder.
                           Y  =     The number of Warrant Shares purchasable
                                    under this Warrant (at the date of such
                                    calculation).
                           A  =     The "Current Market Price" (as defined
                                    below) of one Warrant Share (at the date of
                                    such calculations).
                           B  =     The Purchase Price (as adjusted to the date
                                    of such calculation).

         For the purposes of this Paragraph 4(b), the term "Current Market Price" shall mean (i) if the Company's Common Stock is traded on the Nasdaq National Market ("NNM") or on a national securities exchange, the per share closing price of the Common Stock on the date of exercise of this Warrant or
(ii) if the Company's Common Stock is traded in the over-the-counter market and not in the NNM or a national securities exchange, the average of the per share closing bid prices of the Common Stock during



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the thirty (30) consecutive trading days immediately preceding the date in question, as reported by the Nasdaq SmallCap Market (or an equivalent generally accepted reporting service if quotations are not reported on the Nasdaq SmallCap Market). The closing price referred to in clause (i) above shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case in the NNM or on the principal stock exchange on which the Common Stock is then listed. For purposes of clause (ii) above, if trading in the Common Stock is not reported by the Nasdaq SmallCap Market, the bid price referred to in said clause shall be the lowest bid price as reported in the Nasdaq Electronic Bulletin Board or, if not reported thereon, as reported in the "pink sheets" published by Nasdaq, an if the Common Stock is not so reported, shall be determined by the price of a share of Common Stock determined by the Company's Board of Directors in good faith.

         5. Assignment. This Warrant may not be transferred, sold, assigned or hypothecated, except pursuant to a valid and effective registration statement or if the Company has received from its counsel a written opinion to the effect that registration of the Warrant is not necessary in connection with such transfer, sale, assignment or hypothecation. Any such assignment shall be effected by Holder by (i) executing the form of assignment at the end hereof;
(ii) surrendering the Warrant for cancellation at the office or agency of the Company referred to in Paragraph 4 hereof, accompanied by the opinion of counsel referred to above; and (iii) delivery to the Company of a statement by the transferee Holder (in a form acceptable to the Company and its counsel) that such Warrant is being acquired by such Holder for investment and not with a view to its distribution or resale; whereupon the Company shall issue, in the name or names specified by Holder (including Holder), new Warrants representing in the aggregate rights to purchase the same number of Warrant Shares as are purchasable under the Warrant surrendered. The term "Holder" shall be deemed to include any person to whom this Warrant is transferred in accordance with the terms herein.

         6. Registration of Warrant Shares. The Company has no obligation to register the Warrant Shares, except as provided in the Registration Rights Agreement (the "Registration Rights Agreement") among the Company and the purchasers of Units, as described and pursuant to that certain SI Technologies, Inc. Private Placement Memorandum dated March 16, 1998. The Holder hereby becomes a signatory to the Registration Rights Agreement subject to the restrictions and benefits thereof as if Holder were a "Holder" as defined in the Registration Rights Agreement and the Warrant Shares were "Warrant Shares" as defined in the Registration Rights Agreement.

         7. Warrant Shares. The Company covenants and agrees that all Warrant Shares which may be issued upon exercise hereof will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the holder thereof and that upon issuance such shares shall be listed on each national securities exchange, if any, or approved for trading on any market on which any other shares of outstanding Common Stock of the Company are then listed or approved for trading. The Company further covenants and agrees that, during the periods within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock, free of preemptive rights, for issuance upon exercise of this Warrant and all other Warrants.

         8. No Stockholder Rights. This Warrant shall not entitle Holder to any voting rights or other rights as a stockholder of the Company, including, without limitation, the right to receive dividends or subscription rights, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein. To the



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extent such documents are required to be sent by the Company to the holders of its outstanding Common Stock, the Company shall provide Holder, within 15 days after it files them with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

         9. Adjustment of Rights. In the event that the outstanding shares of Common Stock of the Company are at any time increased or decreased or changed into or exchanged for a different number or kind of share or other security of the Company or of another corporation through reorganization, merger, consolidation, liquidation, recapitalization, stock split, combination of shares or stock dividends payable with respect to such Common Stock, appropriate adjustments in the number and kind of such securities then subject to this Warrant shall be made effective as of the date of such occurrence so that the position of Holder upon exercise will be the same as it would have been had Holder owned immediately prior to the occurrence of such events the Warrant Shares subject to this Warrant. Such adjustment shall be made successively whenever any event listed above shall occur and the Company will notify Holder of the Warrant of each such adjustment. Any fraction of a share resulting from any adjustment shall be eliminated and the price per share of the remaining shares subject to this Warrant adjusted accordingly. If, as a result of an adjustment made pursuant to this paragraph, the Holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Purchase Price between or among shares of such classes of capital stock. This provision shall not limit the rights of Holder as specified herein to exercise this Warrant prior to any of the events described herein.

         In the event of a complete liquidation of the Company, or a merger, reorganization, consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, or the Company sells all or substantially all of its assets (each such event referred to herein as a "Corporate Event"), the Company shall provide written notice of the proposed Corporate Event to all Holders of Warrants thirty-five (35) days prior to the occurrence of any such Corporate Event, describing all material terms of the proposed Corporate Event and providing the opportunity to all Holders to review all relevant documents in connection with the Corporate Event.

         The Company shall not be required to issue fractional shares of Common Stock on the exercise of this Warrant. If any fraction of a share of Common Stock would, except for the provisions of this Section, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay to Holder an amount in cash calculated by the Company to equal the then current market value per share multiplied by such fraction computed to the nearest whole cent. Holder, by acceptance of this Warrant, expressly waives any and all rights to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.

         10. Notices. Notices and other communications provided for herein shall be in writing and may be given by mail, courier, confirmed telex or facsimile transmission and shall, unless otherwise expressly required, be deemed given when received, when delivery thereof is refused, or when mailed first class, postage prepaid and addressed as provided herein, whichever is earlier. In the case of Holder, such notices and communications shall be addressed to its address as shown on the books maintained by the Company, unless Holder shall notify the Company that notices and communications should be sent to a different address (or telex or facsimile number) in which case such notices and communications shall be sent to the address (or telex or facsimile number) specified by Holder. Notices and communications



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to the Company shall be sent to: SI Technologies, Inc., 4611 South 134th Place,
Tukwila, Washington 98168, unless Company notifies Holder that notices and communications shall be sent to another address (or telex or facsimile number) specified by the Company in which case such notices and communications shall be sent to the address (or telex or facsimile number) specified by the Company.

         11. Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of Delaware.

         12. Right of Action. All rights of action in respect of this Warrant are vested in Holder, and Holder, without the consent of the holder of any other warrant, may, on Holder's own behalf and for Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, Holder's rights hereunder, including the right to exercise, exchange or surrender for purchase such Warrant in the manner provided herein.

         13. Payment of Taxes. The Company will pay all taxes and other governmental charges that may be imposed on the Company or on this Warrant or on any securities deliverable upon exercise of this Warrant with respect thereto. The Company will not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock or other securities underlying this Warrant or payment of cash or other securities underlying this Warrant or payment of cash or other property to any person other than Holder upon the exercise hereof and in case of such transfer or payment, the Company shall not be required to issue any stock certificate or security or pay any cash or distribute any property until any tax or charge which the Company advises the Holder is due has been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

         14. Mutilated, Destroyed, Lost and Stolen Warrant Certificates. If (a) this Warrant is mutilated and it is surrendered to the Company or (b) the Company receives evidence to its satisfaction of the destruction, loss or theft of this Warrant, and there is delivered to the Company such security or indemnity as may be reasonably required by the Company to save it harmless, then, in the absence of notice to the Company that this Warrant has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for the mutilated Warrant or in lieu of the destroyed, lost or stolen Warrant, a new Warrant of like tenor and for a like aggregate number of Warrants.

         Upon the issuance of any new Warrant under this Section 14, the Company may require the payment by Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the reasonable fees and expenses of counsel to the Company in connection therewith).

         Every new Warrant executed and delivered pursuant to this Section 14 in lieu of any destroyed, lost or stolen Warrant shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant shall be at any time enforceable by anyone.

         The provisions of this Section 14 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of the mutilated, destroyed, lost or stolen Warrant.

         15. Miscellaneous Rights. The rights of Holder upon the occurrence of the events set forth in this Warrant are cumulative. If more than one such event shall occur and the periods following the occurrence of such events and prior to the closing of the transactions that are the subject of such events



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overlap, Holder may exercise such rights arising therefrom as Holder may elect without any condition imposed upon such exercise not contained in this Warrant.

         Neither the Company nor any of its Affiliates involved in any proposed transaction that is the subject of such an event shall have any obligation to Holder to consummate any such proposed transaction once an agreement or agreement in principle or decision to proceed with respect thereto is reached, whether on the terms first proposed or as revised, or to include Holder in, or apprise Holder of, any negotiations or discussions concerning any such proposed transaction among the prospective parties thereto, except as expressly provided herein.

         16. Persons Benefiting. This Warrant shall be binding upon and inure to the benefit of the Company and its respective successors, assigns, beneficiaries, executors and administrators, and the Holder from time to time of the Warrant. Nothing in this Warrant is intended or shall be construed to confer upon any person, other than the Company and the Holder of this Warrant, any right, remedy or claim under or by reason of this Warrant or any part hereof.

         17. Counterparts. This Warrant may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

         18. Amendments. The Company may, without the consent of the Holder, by supplemental agreement or otherwise, make any changes or corrections in this Warrant that it shall have been advised by counsel (a) are required to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or (b) add to the covenants and agreements of the Company for the benefit of Holder, or surrender any rights or power reserved to or conferred upon the Company in this Warrant; provided that, in the case of (a) or (b), such changes or corrections shall not adversely affect the interests of Holder in any material respect. Except as otherwise provided in this Warrant, this Warrant or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         19. Headings. The descriptive headings of the several Sections of this Warrant are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers, and to be dated as of the date set forth above.

                                   SI TECHNOLOGIES, INC., a Delaware corporation



                                   By: _________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                   HOLDER:  THE BOSTON GROUP, L.P.



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                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        Print or Type Name

                                        ________________________________________
                                        Social Security Number or
                                        Tax Identification Number



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

                                  PURCHASE FORM

                  (To be signed only upon exercise of Warrant)


         1. The undersigned, the holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant to exercise ___________ Warrants for, and to the purchase thereunder, __________ shares of Common Stock of SI Technologies Inc., a Delaware corporation, and herewith makes payment of $____________ thereof, or elects to convert the Warrant into such number of shares of Common Stock as determined pursuant to Paragraph 4(b) of the Warrant, and requests that the certificates for shares of Common Stock be issued in the name(s) of, and delivered to _______________ whose address(es) is (are) _________________________.

         2. The undersigned hereby certifies that the undersigned is an "Accredited Investor" (as defined in Regulation D promulgated pursuant to the Securities Act of 1933, as amended).

         3. The undersigned acknowledges that if a registration statement covering the shares to be issued upon the exercise of the Warrant is not effective as of the date of the exercise, a legend in substantially the following form will be placed on the certificates representing the Common Stock along with any other legend required by any applicable state securities laws:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


Dated:____________, ____


                                        ________________________________________
                                        (Signature)

                                        ________________________________________
                                        (Print or Type Name)

                                        ________________________________________
                                        Address

                                        ________________________________________
                                        Social Security Number or
                                        Tax Identification Number

                                  TRANSFER FORM

                  (To be signed only upon transfer of Warrant)



         For value received, the undersigned hereby sells, assigns, and transfers unto _______________ the right to purchase shares of Common Stock represented by _________________________ Warrants, and appoints _________________________ attorney to transfer such rights on the books of
_________________________, with full power of substitution in the premises.


Dated:____________, _____


                                        ________________________________________
                                        Holder's Signature

                                        ________________________________________
                                        (Print or Type Name)

                                        ________________________________________
                                        Address

                                        ________________________________________

In the presence of:


________________________________________
(Signature)

________________________________________
(Print or Type Name)